EXHIBIT 5.1 LEGAL OPINION



ASTOR WEISS KAPLAN & MANDEL, LLP
Attorneys at Law

200 South Broad Street
Suite 600
Philadelphia, PA 19102
Telephone: 215.790.0100
FAX: 215.790.0509

August 14, 2007
Board of Directors
Frontier Energy Corporation
2413 Morocco Avenue
North Las Vegas, Nevada 89031


Re:          Frontier Energy Corporation (the "Company")
       Amendment No. 2 to Form S-8 Registration Statement

Ladies and Gentlemen:

As special securities counsel for the Company, you have
 requested our opinion in
connection with the preparation and filing with the United States Securities and
Exchange Commission of an amendment to a Registration
 Statement on Form S-8
 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of certain shares of the
Company's common stock to be issued
through its amended 2005 Stock Option Plan (the "Plan").

We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based on the foregoing,
 and subject to the limitations and exceptions set forth below, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid
 and non-assessable when paid for following the exercise of any properly issued options.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes in fact or law coming to our attention after delivery hereof
 on such date. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other persons or entity without our express written consent. Moreover, our opinion is limited to the due issuance of such shares covered by the Registration Statement and the Plan that are issued for services
deemed to be permissible pursuant to SEC Release
No. 33-7647 (February 25, 1999).

We hereby consent to the filing of this opinion as an
 exhibit to the amendment No. 2 to
the Registration Statement.

Sincerely,


ASTOR WEISS KAPLAN & MANDEL, LLP



By: /s/ Christopher P. Flannery
         Christopher P. Flannery